UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Laidlaw Energy Group, Inc.
(Exact name of registrant as specified in its charter)

New York	16-1485218
(State of incorporation)	(I.R.S. Employer Identification No.)

90 John Street, 4th Floor

New York, New York 10038

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: File No.: 333-181044

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.0001 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of the Common Stock, par value $0.0001 per share, of Laidlaw Energy Group, Inc. (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No.: 333-181044), as filed with the Securities and Exchange Commission, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated by reference as though fully set forth herein.

Item 2. Exhibits.

4.1	Certificate of Incorporation, as amended, of Laidlaw Energy Group, Inc., incorporated herein by reference to Exhibit 3.1 of Laidlaw Energy Group, Inc.’s Form S-1 (File No. 333-181044) filed on April 30, 2012.

4.2	Amended and Restated Bylaws of Laidlaw Energy Group, Inc., incorporated herein by reference to Exhibit 3.2 of Laidlaw Energy Group, Inc.’s Form S-1 (File No. 333-181044) filed on April 30, 2012.

4.3	Form of specimen stock certificate representing common stock of Laidlaw Energy Group, Inc., incorporated herein by reference to Exhibit 4.2 of Laidlaw Energy Group, Inc.’s Form S-1 (File No. 333-181044) filed on April 30, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LAIDLAW ENERGY GROUP, INC.

By:	/s/ Michael B. Bartoszek
Name: Michael B. Bartoszek
Title: President and Chief Executive Officer

Date: August 2, 2012